UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 12, 2012

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Neurocrine Biosciences, Inc. (the “Company”) maintains a bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). With respect to the Company’s President and Chief Executive Officer, the Bonus Plan is administered annually by the Company’s Board of Directors, and with respect to executive officers other than the Chief Executive Officer, it is administered by the Compensation Committee of the Board (the “Compensation Committee”). The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.

The Board of Directors and Compensation Committee may, at their sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus. An employee who becomes an executive officer during the fiscal year may be eligible for a pro-rated bonus at the option of the Compensation Committee, provided the employee has been employed a minimum of three months during the calendar year.

On January 12, 2012, the Board of Directors and Compensation Committee approved bonus payouts under the Bonus Plan for 2011 goal achievement. The individual amounts approved by the Board and Compensation Committee for payment to the Company’s executive officers are set forth below:

Officer	Title	Bonus Amount
Kevin Gorman	President and Chief Executive Officer	$198,900
Timothy Coughlin	Vice President and Chief Financial Officer	$121,875
Christopher O’Brien	Vice President and Chief Medical Officer	$136,500
Haig Bozigian	Senior Vice President, Development	$99,856
Dimitri Grigoriadis	Vice President of Research	$98,475

On January 12, 2012, the Board of Directors and Compensation Committee approved 2012 base salaries for the Company’s executive officers. The individual base salaries approved by the Board and Compensation Committee for the Company’s executive officers are set forth below:

Officer	Title	Base Salary
Kevin Gorman	President and Chief Executive Officer	$525,300
Timothy Coughlin	Vice President and Chief Financial Officer	$386,250
Christopher O’Brien	Vice President and Chief Medical Officer	$432,600
Haig Bozigian	Senior Vice President, Development	$336,000
Dimitri Grigoriadis	Vice President of Research	$312,090

On January 12, 2012, the Board of Directors and Compensation Committee approved the grant of stock options to the Company’s executive officers pursuant to the Company’s 2011 Equity Incentive Plan. The exercise price for these options is equal to the closing price of the Company’s stock on the NASDAQ Global Select Market on January 12, 2012 of $8.66. These options have a 10 year life and vest ratably on a monthly basis over a four year period, subject to the executive officer’s continued service to the Company. The individual option grants approved by the Board and Compensation Committee to the Company’s executive officers are set forth below:

Officer	Title	Options Granted
Kevin Gorman	President and Chief Executive Officer	240,000
Timothy Coughlin	Vice President and Chief Financial Officer	120,000
Christopher O’Brien	Vice President and Chief Medical Officer	120,000
Haig Bozigian	Senior Vice President, Development	100,000
Dimitri Grigoriadis	Vice President of Research	100,000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 17, 2012	NEUROCRINE BIOSCIENCES, INC.

/s/ TIMOTHY P. COUGHLIN
Timothy P. Coughlin
Vice President and Chief Financial Officer